UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2008
FREIGHTCAR AMERICA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza, Suite 1250 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)
(800) 458-2235
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On May 15, 2008, Kenneth D. Bridges resigned from his position as Senior Vice President, Operations of FreightCar America, Inc. (the “Company”) and retired from the Company. Pursuant to Mr. Bridges’s Retention Agreement with the Company, he received a cash “retention bonus” of $200,000 from the Company on April 30, 2008.
     On May 15, 2008, Nicholas J. Matthews began to serve as Senior Vice President, Operations of the Company. Mr. Matthews, 35, previously served as Vice President, Operations of the Company from January 10, 2008 to May 15, 2008. He joined the Company from Trinity Industries, Inc., where he spent fourteen years serving in various technical and operations positions of expanding leadership scope. Most recently, he served as Trinity’s Senior Vice President—Operations for Trinity’s freight car business. Mr. Matthews also served Trinity as Senior Vice President—Component Sales and Distribution, and Vice President and General Manager of the boxcar business. Earlier in his career, he held roles in business planning, manufacturing engineering, quality assurance and site operations leadership.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: May 20, 2008	By:	/s/ Kevin P. Bagby

	Name:	Kevin P. Bagby
	Title:	Vice President, Finance, Chief Financial Officer, and Treasurer